EXHIBIT 10.11


           FIRST AMENDMENT TO SCHEDULE TO LOAN AND SECURITY AGREEMENT

Borrower:         Ocean Optique Distributors, Inc.
Address:          14250 S.W. 119th Avenue
                  Miami, Florida 33186

Borrower:         Classic Optical, Inc.
Address:          14250 S.W. 119th Avenue
                  Miami, Florida 33186

Borrower:         European Manufacturing Agency, Inc.
Address:          14250 S.W. 119th Avenue
                  Miami, Florida 33186

Date:             June 25, 1997

THIS FIRST AMENDMENT TO THE SCHEDULE TO THE LOAN AND SECURITY AGREEMENT is entered into as of the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, and Ocean Optique Distributors, Inc., Classic Optical, Inc. and European Manufacturers Agency, Inc. (jointly and severally the "Borrower") whose chief executive office is located at the above address ("Borrower's Address"). This Amendment shall for all purposes be deemed to be a part of the Schedule to the Loan and Security Agreement ("Schedule"), and the same is an integral part of the Schedule.

                              CONSENT AND APPROVAL

Pursuant to Section 5.5 (iii) of the Loan and Security Agreement, Coast hereby consents and approves Borrower's request to enter into a material other transaction outside the ordinary course of business pursuant to that Agreement and Plan of Merger dated as of June , 1997 between Ocean Optique Distributors, Inc., a Florida Corporation, Ocean Acquisition Corp., a Florida Corporation, Solovision Optical, Inc., a Florida Corporation, and Solomon Ovadia, Leon Wildstein, Kevin Fischer and Linda Fischer ("Merger"), a true and correct copy of which is attached hereto as Exhibit "A", provided Borrower satisfies the conditions specified below.

        CONDITIONS PRECEDENT TO EFFECTIVENESS OF FIRST AMENDMENT.

         1. Borrower shall at the time of the Merger, and at all times thereafter during the Term of the Loan and Security Agreement, as it may be extended, maintain a minimum consolidated net worth of One Million Four Hundred Thousand Dollars ($1,400,000).


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         2. The Warrants issued to Coast on May 28, 1997 shall, as a result of the Merger, be protected under the standard anti-dilution provisions contained in such Warrants and Borrower shall provide Coast with written confirmation, in form and substance acceptable to Coast, thereof.

Borrower:                             Coast:

OCEAN OPTIQUE DISTRIBUTORS, INC.      COAST BUSINESS CREDIT, a
                                      division of Southern Pacific Thrift &
                                      Loan Association

By: /S/KENNETH J. GORDON              By: /S/ ROBERT B. MARKS
    --------------------                  -------------------
    Kenneth J. Gordon, CFO                Robert B. Marks, Senior Vice President

Borrower:

CLASSIC OPTICAL, INC.

By: /S/KENNETH J. GORDON
    --------------------
    Kenneth J. Gordon, CFO

Borrower:

EUROPEAN MANUFACTURERS AGENCY, INC.

By: /S/KENNETH J. GORDON
    --------------------
    Kenneth J. Gordon, CFO

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